UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 7, 2018 (June 7, 2018)

Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Company’s annual meeting of shareholders was held on June 7, 2018 at the Company’s corporate offices. As of the record date, there were a total of 6,541,495 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 6,408,825 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1) The nominees named below were elected to serve as members of the Board of Directors of the Company for a one-year term until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Robert Z. Hensley	4,131,823	870,012	1,406,990
Kelly J. Gill	4,129,916	871,919	1,406,990
Robert A. McCabe, Jr.	4,115,130	886,705	1,406,990
Chad A. McCurdy	4,106,080	895,755	1,406,990
Richard M. Brame	4,131,352	870,483	1,406,990
Leslie K. Morgan	4,140,100	861,735	1,406,990
Ben R. Leedle, Jr.	4,140,044	861,791	1,406,990

(2)    The compensation paid to the Company’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,821,111	875,228	305,496	1,406,990

(3)    The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,393,097	11,041	4,687	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    June 7, 2018